EXHIBIT 10.5

GEMPHIRE THERAPEUTICS INC.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE

GEMPHIRE THERAPEUTICS INC., a Delaware corporation (the “Company”), pursuant to the Company’s Amended and Restated 2015 Equity Incentive Plan (as amended to date, the “Plan”), hereby awards to Participant as an inducement to waiving the cash retainer payable to Participant for the remainder of 2019, the number of shares of the Company’s Common Stock set forth below (this “Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached to this Restricted Stock Grant Notice and the Plan, all of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Agreement.  In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:	July ___, 2019
Vesting Commencement Date:	Immediately prior to the effective time of the NeuroBo Merger (as defined below)
Number of Shares Subject to Award:
Consideration:	Waiver of cash retainer payable to Participant for the remainder of 2019

Vesting Schedule:  The number of shares subject to this Award shall fully and completely vest automatically immediately prior to the effective time of any merger between the Company and NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “NeuroBo Merger”).

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Grant Notice, the Restricted Stock Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Restricted Stock Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to this Award specified above and supersede all prior oral and written agreements on that subject with the exception, if applicable, of (i) the written employment agreement or offer letter agreement entered into between the Company and Participant specifying the terms that should govern this Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

PARTICIPANT:	THE COMPANY:

GEMPHIRE THERAPEUTICS INC.

By:
	Name:	Steven Gullans
	Title:	President and Chief Executive Officer

ATTACHMENTS:  Restricted Stock Agreement (ATTACHMENT I), Amended and Restated 2015 Equity Incentive Plan (delivered separately) and Release and Waiver of Claims (EXHIBIT A).

SIGNATURE PAGE TO RESTRICTED STOCK GRANT NOTICE

ATTACHMENT I

GEMPHIRE THERAPEUTICS INC.

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) and this Restricted Stock Agreement (collectively, the “Award”) and in consideration of your future services and you waiving the cash retainer payable to you for the remainder of 2019,  Gemphire Therapeutics Inc., a Delaware corporation (the “Company”) has awarded you (“Participant”) a stock award pursuant to the Company’s Amended and Restated 2015 Equity Incentive Plan (as amended to date, the “Plan”)  for the number of shares of the Company’s Common Stock subject to the Award as indicated in the Grant Notice.  Capitalized terms not explicitly defined in this Restricted Stock Agreement but defined in the Plan or the Grant Notice shall have the same definitions as in the Plan or the Grant Notice. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

The details of your Award are as follows:

1.            VESTING.   Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2.            NUMBER OF SHARES.  The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

3.            SECURITIES LAWS COMPLIANCE.  You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

4.            RIGHT OF REACQUISITION.

(a)          The Company shall have the right to reacquire all or any part of the shares received pursuant to the Award (a “Reacquisition Right”) that have not yet vested in accordance with the Vesting Schedule on the Grant Notice (the “Unvested Shares”) on the following terms and conditions:

(i)           The Company, shall simultaneously, upon the earliest to occur of (A) the termination of your Continuous Service or (B) March 31, 2020 if the NeuroBo Merger has not been completed,  automatically reacquire for no consideration (that is, for zero dollars ($0)) all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares; provided, however, if the termination of your Continuous

Service results from the completion of the NeuroBo Merger prior to March 31, 2020 (a “NeuroBo Termination”) and you have delivered and not subsequently revoked the Release and Waiver, the Company shall not have any Reacquisition Right related to any NeuroBo Termination.  Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to Computershare Inc. (“Computershare”)) within ninety (90) days after the termination of your Continuous Service, and Computershare may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, Computershare shall transfer to the Company the number of shares the Company is reacquiring.

(ii)          You shall, during the term of the Award, exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow.  You shall be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares (which shall be subject to the same vesting and forfeiture restrictions as apply to the shares to which they relate) and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Reacquisition Right.

(iii)         If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company the stock of which is subject to the provisions of the Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under the Award shall be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

(iv)         In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are subject to the Reacquisition Right; provided, however, that an interest in such shares may be transferred pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act.

5.            RESTRICTIVE LEGENDS.  The shares issued under the Award shall be endorsed with appropriate legends determined by the Company, including the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

6.            THE AWARD IS NOT AN EMPLOYMENT CONTRACT.  The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment.

7.            WITHHOLDING OBLIGATIONS.

(a)          At the time the Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the Award.

(b)          Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to instruct Computershare to remove the restrictions from such shares.

8.            NOTICES.  Any notices provided for in the Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

9.            MISCELLANEOUS.

(a)          The rights and obligations of the Company under the Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Board of Directors of the Company (or committee administrating the Plan) in its sole discretion.

(b)          You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(c)          You acknowledge and agree that you have reviewed the Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understand all provisions of the Award.

10.          GOVERNING PLAN DOCUMENT.  The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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This Restricted Stock Agreement shall be deemed to be signed by the Company and Participant upon the acceptance by the Participant of the Restricted Stock Grant Notice.